Exhibit 10.104

AMENDMENT NO. 3

to

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT is entered into as of January 6, 2006 (“Amendment No. 3”) by and among VCampus Corporation, a Delaware corporation (the “Company” or “VCampus”), and Christopher L. Nelson (“Nelson”).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement dated as of June 3, 2002 between the Company and Nelson (the “Employment Agreement”), as amended by Amendment No. 1 thereto executed by the Company and Nelson on or about December 13, 2002 (“Amendment No. 1”) and the Amendment No. 2 thereto executed by the Company and Nelson on or about June 25, 2003 (“Amendment No. 2”).

WHEREAS, the Company and Nelson desire to amend the Employment Agreement in accordance with the terms hereof to provide the terms of Nelson’s performance bonus compensation for 2006 as approved by the Company’s Compensation Committee.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Establishment of Bonus Terms for 2006.  Consistent with Company policy with respect to compensation of other executive officers, Nelson’s performance for bonus compensation purposes shall be measured on a calendar year basis in 2006.  Nelson’s performance bonus compensation for the year ending December 31, 2006 shall be determined in accordance with the terms set forth on Exhibit A attached hereto (which shall replace and supersede the provisions of Section 3(d) of the Employment Agreement, as amended, for 2006).

2.     Continuing Force and Effect.  Except to the extent modified herein, the Employment Agreement (as amended by Amendment No. 1 and Amendment No. 2) shall continue in full force and effect to the extent of and in accordance with its terms.

3.     Counterparts.  This Amendment No. 3 may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.     Governing Law.  This Amendment No. 3 shall be governed by and construed in accordance with the internal laws of the State of Virginia (without reference to conflicts of law provisions thereof).

5.     Headings.  The various headings of this Amendment No. 3 are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment No. 3 or any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT as of the date first written above.

VCampus Corporation

By:	/s/ Narasimhan P. Kannan
Narasimhan P. Kannan
Chairman of the Board and CEO

/s/ Christopher L. Nelson
Christopher L. Nelson